Exhibit 99.1

Citizens Holding Company Announces Voluntary Delisting from the Nasdaq Global Market

PHILADELPHIA, Miss.—(BUSINESS WIRE)—December 1, 2023—Citizens Holding Company (the “Company”) (NASDAQ:CIZN), the holding company for The Citizens Bank of Philadelphia (the “Bank”), today announced its voluntary decision to delist its common stock from the NASDAQ Global Market (“Nasdaq”) and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company has notified Nasdaq of its intent to voluntarily delist and withdraw the registration of its common stock with the Securities and Exchange Commission (“SEC”). The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on or about December 11, 2023, and expects the last trading day on Nasdaq will be on or about December 15, 2023. Following delisting from Nasdaq, the Company expects its common stock will be quoted on the OTCQX Best Market beginning on or about December 18, 2023, under the symbol “CIZN”. Subsequent to the delisting of its common stock from Nasdaq, the Company intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC to suspend the Company’s obligations to file periodic reports under the Exchange Act.

Stacy M. Brantley, the Company’s Chief Executive Officer, stated, “We anticipate significant cost savings and efficiencies resulting from SEC deregistration and delisting from Nasdaq. After careful consideration, the Board of Directors approved this decision after concluding that the benefits to the Company and its shareholders outweighed the advantages of remaining an SEC-reporting, Nasdaq-listed company. We are excited to begin trading on the OTCQX Market alongside many investor-focused community banks. The Company’s financial statements will continue to be audited by an independent accounting firm, and the Company intends to continue publishing quarterly and annual financial information via press releases or by postings on the OTC Markets website (www.otcmarkets.com/home) and the Bank’s website (www.thecitizensbankphila.com). The bank will also continue to report detailed quarterly financial reports to its primary federal regulator, which are publicly available.”

About Citizens Holding Company

Citizens Holding Company is a one-bank holding company and the parent company of the Bank, both headquartered in Philadelphia, Mississippi. The Bank currently has twenty-seven banking locations in fourteen counties throughout the state of Mississippi. In addition to full service commercial banking, the Company offers mortgage loans, title insurance services through third party partnerships and a full range of Internet banking services including online banking, bill pay and cash management services for businesses.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding the Company’s financial position, results of operations, business strategies, plans, objectives and expectations for future operations, are forward looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Forward-looking statements speak only as of the date they are made. The Company does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s and the Bank’s business include, but are not limited to, the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Company operates; (b) our ability to mitigate our risk exposures; (c) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (d) increased competition from other financial institutions; (e) the impact of technological advances; (f) expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions; (g) changes in asset quality and loan demand; (h) expectations about overall economic strength and the performance of the economics in the Company’s market area; and (i) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks materialize or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Contact:

Citizens Holding Company, Philadelphia

Phillip R. Branch, (601) 656-4692

Phillip.branch@thecitizensbank.bank